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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3/A (Amendment No. 2) of our report dated July 9, 2003 relating to the combined financial statements of the North Central Florida District of Allied Waste Industries, Inc. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, which appears in Capital Environmental Resource Inc.'s Report of Foreign Private Issuer on Form 6-K/A dated January 20, 2004. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona
February 19, 2004